SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

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     (2))
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                              GRUBB & ELLIS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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   [ ]    Check box if any part of the fee is offset as provided by Exchange Act
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[LOGO] Grubb&Ellis
       Property Solutions Worldwide


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


Dear Grubb & Ellis Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Grubb & Ellis Company (the "Company") to be held at 8:00 a.m., local time, on Tuesday, November 19, 2002 in the Julliard Ballroom of the Omni Berkshire Place Hotel, 21 East 52nd Street at Madison Avenue, New York, New York.

Stockholders of record at the close of business on September 26, 2002 (the "Record Date") may vote at the Annual Meeting, and will receive this Notice and the proxy statement, which are first being mailed on or about October 18, 2002.

A list of the stockholders who are entitled to vote at the meeting will be available for inspection by any stockholder for any purpose related to the meeting, during ordinary business hours, for ten days prior to the Annual Meeting, at the Company's global headquarters, located at 55 East 59th Street, 18th Floor, New York, New York.

The purposes of the meeting are:

     1. To elect eight (8) directors to the Board of Directors to serve for one year and until their successors are elected and qualified; and

     2.   To transact any other business properly brought before the meeting.

The meeting will also provide an opportunity to review with you the business of the Company during the 2002 fiscal year and give you a chance to meet your directors.

YOUR VOTE IS IMPORTANT TO THE COMPANY. TO BE SURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT AS SOON AS POSSIBLE IN THE ENCLOSED REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

We look forward to seeing you at the meeting.

                                        Sincerely,

                                        /s/ Barry M. Barovick
                                        ----------------------
                                        Barry M. Barovick
                                        President and Chief Executive Officer

October 18, 2002


                                                            Grubb & Ellis
                                                            Knight Frank
                                                            Global

                              GRUBB & ELLIS COMPANY


Principal Operations Center                             Global Headquarters
2215 Sanders Road, Suite 400                            55 East 59th Street
Northbrook, Illinois 60062                              New York, New York 10022


                                 PROXY STATEMENT



                                TABLE OF CONTENTS


                              TOPIC                                         PAGE
--------------------------------------------------------------------------------


QUESTIONS AND ANSWERS ABOUT VOTING                                            2

ELECTION OF DIRECTORS                                                         5

     A.   Information About the Board and its Compensation                    5

     B.   Audit Committee Report                                              6

     C.   Information About the Nominees for Director                         8

STOCK OWNERSHIP INFORMATION                                                  11

     A.   Stock Ownership Table                                              11

     B.   Section 16(a) Beneficial Ownership Reporting Compliance            12

EXECUTIVE OFFICERS                                                           13

     A.   Information About Executive Officers                               13

     B.   Executive Compensation                                             14

     C.   Employment Contracts and Termination of Employment and
          Change-in-Control Arrangements                                     16

     D.   Compensation Committee Interlocks and Insider Participation        19

     E.   Compensation Committee Report on Executive Compensation            20

     F.   Grubb & Ellis Stock Performance                                    21

RELATED PARTY TRANSACTIONS                                                   22




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


                       QUESTIONS AND ANSWERS ABOUT VOTING

1.   Q:   WHAT WILL I BE VOTING ON?
     A:   (1) the election of eight directors; and
          (2) any other business properly before the meeting.

2.   Q:   HOW ARE DIRECTORS NOMINATED?
     A: Our Certificate of Incorporation provides that we may have no less than six directors and no more than 18 directors, with the exact number to be set by our Board of Directors ("Board"). Our Bylaws provide that nominations for director are made by written notice to the Secretary of the Company at least 14 days before the stockholders' meeting at which directors are to be elected. The Board nominated the candidates listed in this proxy statement. The Board has no reason to believe that any nominee will be unable to serve as a director of the Company. If someone is nominated and becomes unable to serve, then your signed proxy card will authorize Robert J. Walner and Ian Y. Bress, officers of the Company who are the proxy holders, to nominate someone else.

3.   Q:   WHO HAS THE RIGHT TO VOTE?
     A: All common and preferred stockholders, who will vote as a single class, as of the close of business on September 26, 2002 (the "Record Date") can vote. On that date, there were 15,078,299 outstanding shares of common stock of the Company. Each share of common stock is entitled to one vote. On that same date, there were 11,725 shares of Series A Preferred Stock ("Preferred Stock") outstanding, and each share of Preferred Stock is entitled to 1,007 votes, providing for an aggregate of 11,807,075 votes for the Preferred Stock. Therefore, the total number of votes available at the Annual Meeting is 26,885,374. A majority of the outstanding votes is a quorum. Note: references to "common stock" elsewhere in this proxy statement mean shares of common stock of the Company, and references to "capital stock," "stock" and "shares" mean shares of common stock and Preferred Stock of the Company, together.

4. Q: DO ANY STOCKHOLDERS HAVE AGREEMENTS OR RIGHTS ABOUT HOW THEY WILL VOTE THEIR SHARES?
     A: Yes. Here is some information about a voting agreement involving certain principal stockholders and directors of the Company and the Series A Preferred Stockholder rights.

          1997 VOTING AGREEMENT. There is an agreement ("1997 Voting Agreement") dated January 24, 1997, among Warburg, Pincus Investors, L.P. ("Warburg"); C. Michael Kojaian, a director of the Company, and Mike Kojaian (collectively, the "Kojaian Investors"); and The Goldman Sachs Group, Inc. ("GS Group"), which was entered into in connection with certain financing transactions of the Company in 1996 and 1997. Under this agreement, the parties agreed to vote all of their shares of common stock for one director nominee designated by the Kojaian Investors ("Kojaian Nominee"), one director nominee designated by GS Group ("Goldman Nominee"), and all director nominees designated by Warburg ("Warburg Nominees"). The 1997 Voting Agreement provides that the Kojaian Nominee must be a Kojaian Investor or an officer or partner of a firm affiliated with the Kojaian Investors; each Warburg Nominee must be an officer of Warburg or one of its venture banking affiliates; and the Goldman Nominee must be an employee of Archon Group, L.P. or Goldman, Sachs & Co. ("Goldman Sachs"),



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


          or an affiliate of either firm. In order for the parties to this agreement to have the right to designate nominees, they must beneficially own the following minimum amounts of common stock: the Kojaian Investors or a controlled transferee (1,250,000 shares); Warburg (5,509,169 shares); and GS Group (1,250,000 shares). For the 2002 election of directors, Reuben S. Leibowitz and Ian C. Morgan have been designated as Warburg Nominees, C. Michael Kojaian has been designated as the Kojaian Nominee, and Todd A. Williams has been designated as the Goldman Nominee.

          See also "Stock Ownership Information."

          To our knowledge, Warburg, the Kojaian Investors and GS Group intend to vote all of their shares in favor of all nominees for director listed in this proxy statement. The Kojaian Investors and their affiliates have the power, without the vote of other stockholders, to elect all nominees to the Board.

          DESIGNATION OF SERIES A COMMITTEE MEMBERS. Our Amended and Restated Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Preferred Stock, which was filed with the Delaware Secretary of State on September 17, 2002, provides that the holders of a majority in interest of our Preferred Stock are entitled, at any time and from time to time during the 36-month period beginning on the date of issuance of the Preferred Stock, to designate three of the Company's then current directors to act as a committee (the "Series A Committee Members") whose approval is required, in addition to all other Board, stockholder and other approvals that may be required, in order for the Company to effect a sale, merger, consolidation, reorganization or the acquisition of another entity, or to effect the liquidation or dissolution of the Company. Presently, the holder of all the outstanding shares of our Preferred Stock is Kojaian Ventures, L.L.C. ("KV") a firm which is 100% owned by C. Michael Kojaian, a director of the Company. As of the date of this proxy statement, KV has not designated any Series A Committee Members. See "2002 Kojaian Financing" under "Related Party Transactions" in this proxy statement.

5.   Q:   WHAT OTHER BUSINESS WILL BE ACTED UPON AT THE ANNUAL MEETING?
     A: We know of no other business for the meeting. Your signed proxy card will authorize the proxy holders to vote on your behalf in their discretion on any other business that may properly be brought before the meeting.

6.   Q:   HOW DO I VOTE?
     A: If you have an account "of record" at Computershare Investor Services, L.L.C., our stock transfer agent and registrar ("Computershare"), or if you have Grubb & Ellis shares in your 401(k) plan account, you can vote any of these ways:

          (a) RETURN THE PROXY CARD: Mark the boxes that show how you want to vote, sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the nominees listed on the card.

          (b) BY TELEPHONE: Call toll-free 1-866-207-5347 in the United States or Canada any time prior to 12:00 midnight, Central Time, on November 18, 2002 from a touchtone telephone. Enter the Holder Account Number (excluding the letter "C") and the Proxy Access Number from your proxy card, then follow the instructions to cast your vote. Do not mail back your proxy card.



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


          (c) ON THE INTERNET: Go to the following website prior to 12:00 midnight, Central Time, on November 18, 2002: www.computershare.com/us/proxy. Enter the information requested on your computer screen, including your Holder Account Number (excluding the letter "C") and the Proxy Access Number from your proxy card, then follow the instructions on your screen to cast your vote. Do not mail back your proxy card.

          CANCELING YOUR VOTE: You can cancel your vote by mailing another proxy card with a later date, telephoning to re-vote, or logging onto the Internet and re-voting. You can also:

               (1) attend the meeting and vote by ballot; or
               (2) send written notice to the Secretary of the Company canceling your vote.

          If you hold shares in a brokerage account, you must follow the instructions you received with this proxy statement for voting and/or canceling your vote.

7.   Q:   WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?
     A: You should vote on each proxy card you receive. If you are a record stockholder having an account with Computershare, or if you hold Grubb & Ellis shares in your 401(k) plan account, you will receive a proxy card with a reply envelope addressed to Computershare. For any accounts held in different ways, such as jointly with another person or in trust, you will receive separate proxy cards. If you have more than one account at Computershare and wish to consolidate the accounts, or if you share the same address as other Grubb & Ellis stockholders and wish to receive only one set of stockholder materials for your household, such as proxy statements and annual reports to stockholders, please call Shareholder Services at Computershare: Ph.
          (312) 360-5100. If you hold shares in a stock brokerage account, you will receive a proxy card or information about other methods of voting from your broker, and you will send your vote to your broker according to the broker's instructions. If you hold shares in our Employee Stock Purchase Plan, you will receive voting materials directly from E*TRADE, and you must send your vote back to E*TRADE (as you would for any stock brokerage account). If you do not vote your 401(k) plan shares, the plan trustee, Fidelity Management Trust Company, will not vote your shares.

8.   Q:   WHO WILL COUNT THE VOTES?
     A: Computershare will act as inspector of election and tabulate the votes.

9.   Q:   WHAT VOTE IS NEEDED TO ELECT A DIRECTOR?
     A: A vote in favor of a nominee by a plurality of the votes represented and voting at the meeting is needed to elect a director. Cumulative voting is not permitted. Where a proxy card has been voted "abstain," "withhold authority," or "broker non-vote," the shares are counted for quorum purposes, but are not considered cast for voting on a proposal or an election. "Broker non-vote" means that shares are held by a broker or in nominee name and the broker or nominee has signed and returned a proxy card to us, but for which the broker has no authority to vote because no instructions have been received from its customer.

10.  Q:   WHO IS SOLICITING MY VOTE AND HOW MUCH DOES IT COST THE COMPANY?
     A: Our Board of Directors is asking you to vote in favor of the nominees for director who were selected by the Board and identified in this proxy statement. Morrow & Co., Inc.

          was engaged to assist in distribution of the proxy materials to holders of stock brokerage accounts, at a fee of $2,000 plus expenses estimated at $2,000. Also, our employees (as part of their assigned duties) and our directors may solicit proxies, at no extra compensation. The Company will pay the expenses related to this proxy solicitation.

11.  Q:   WHAT INFORMATION WILL I RECEIVE WITH THIS SOLICITATION?
     A: You should have received with this proxy statement our Annual Report to Stockholders for the 2002 fiscal year. Stockholders may request another copy of the Annual Report from Investor Relations, Grubb & Ellis Company, 2215 Sanders Road, Suite 400, Northbrook, IL 60062. In addition, you may download the Annual Report from the Company's website on the Internet at www.grubb-ellis.com.

12. Q: HOW CAN I AS A STOCKHOLDER ARRANGE FOR A PROPOSAL TO BE INCLUDED IN NEXT YEAR'S COMPANY PROXY STATEMENT?
     A: For your proposal to be considered for inclusion in NEXT YEAR's proxy statement, you can submit a proposal in writing to our Corporate Secretary at our headquarters by June 13, 2003. If you are eligible to submit the proposal, and if it is an appropriate proposal under proxy rules of the Securities and Exchange Commission ("SEC") and our Bylaws, it will be included.

13. Q: WILL MY PROXY CONFER DISCRETIONARY AUTHORITY TO VOTE ON SHAREHOLDER PROPOSALS NEXT YEAR?
     A: If we receive notice of a stockholder proposal after June 13, 2003 and before August 31, 2003, then the proposal does not need to be included in next year's proxy statement and the proxy holders would have discretionary authority to vote on the matter only under certain circumstances, and only if the matter is included in the proxy statement. If we receive notice of a stockholder proposal after August 31, 2003, then the proxy holders can vote on such a proposal in their discretion based upon the signed proxy cards which have been returned to us, but the matter will not be discussed in the proxy statement and will not be listed on the proxy card (because the submission deadline will have been missed).


                              ELECTION OF DIRECTORS

A.   INFORMATION ABOUT THE BOARD AND ITS COMPENSATION

The Board held 21 meetings during the fiscal year ended June 30, 2002. Joe F. Hanauer resigned as a member of the Board effective July 29, 2002. Steven H. Shepsman was elected as a director by the Board effective February 13, 2002, and Anthony G. Antone was elected as a director on July 1, 2002. The Board has standing Audit and Compensation Committees, which are described below, has standing Acquisition and Executive Committees, and does not have a Nominating Committee. The Board formed several special committees during the last fiscal year for several purposes related to evaluation of certain financing and merger proposals, all of which committees were disbanded by June 30, 2002. Each incumbent director attended at least 75% of the meetings of the Board and any standing Board committees on which he served, except Todd A. Williams, who was able to attend 62% of the meetings.

COMPENSATION OF DIRECTORS. Only outside directors (who are unaffiliated with the Company as officers or representatives of principal stockholders) receive compensation for serving on the Board and on its committees. Such compensation currently consists of an annual retainer fee of $20,000, a fee of $1,500 for each Audit Committee meeting attended, and a fee of $1,000 for each Board or other committee meeting attended. These fees are set by the Board. Under the 1993 Stock Option Plan for Outside Directors, outside directors each receive an option to purchase 10,000 shares of common stock upon the date of first election to the Board, and an option to purchase 8,000 shares of common stock upon successive fourth-year anniversaries of service. The exercise prices of the options are equal to market value on the dates of grant. Directors other than members of the Compensation Committee are also eligible to receive stock options under the 1990 Amended and Restated Stock Option Plan.

COMPENSATION COMMITTEE. The functions of the Compensation Committee are the approval of compensation arrangements for our executive officers, administration of certain stock option and other compensation plans, making recommendations to the Board regarding the adoption of equity compensation plans in which directors and officers are eligible to participate and the award of equity incentives to our officers. The current member of the Compensation Committee is Reuben S. Leibowitz. During the 2002 fiscal year, the Compensation Committee conducted its business without formal meetings.

B.   AUDIT COMMITTEE REPORT

THE FOLLOWING AUDIT COMMITTEE REPORT IS NOT TO BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC OR SUBJECT TO REGULATION 14A OR 14C OR TO THE LIABILITIES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT") EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY REQUESTS THAT SUCH INFORMATION BE TREATED AS SOLICITING MATERIAL OR SPECIFICALLY INCORPORATES IT BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR THE EXCHANGE ACT.

COMPOSITION OF THE COMMITTEE. The Audit Committee of the Board is composed of at least three independent directors. The current members of the Audit Committee are R. David Anacker, Chairman and Steven H. Shepsman, with one vacancy due to the recent resignation of Mr. Hanauer as a director, as he was also a member of this Committee. The Board has determined that the members of the Audit Committee are independent and financially literate. The Company believes that each of its Audit Committee members also qualifies as a financial expert under the provisions of the Sarbanes-Oxley Act.

CHARTER AND RESPONSIBILITIES OF THE COMMITTEE. The Audit Committee operates under a written charter adopted by the Board of Directors. The charter of the Audit Committee was last revised effective March 20, 2001 and was included in last year's proxy statement. The Audit Committee is in the process of considering revisions to its charter to conform to the recently announced requirements of the Sarbanes-Oxley Act.

The primary function of the Committee is to provide assistance to the Board in fulfilling its oversight responsibility to the stockholders and others relating to the corporate accounting functions, the systems of internal controls, and the quality and integrity of the financial reports of the Company. The responsibilities of the Committee include recommending to the Board the appointment of independent accountants as auditors; approval of the scope of the annual audit; and review of: a) the independence and performance of the auditors; b) the audit results and compliance with the auditors' recommendations; and c) financial reports to stockholders. In addition, the Committee approves the selection of any vendor utilized for internal auditing; and monitors the Company's internal audit function, its corporate accounting function and the effectiveness of internal controls, and compliance with certain aspects of the Company's conflicts-of-interest policy.

The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for the Company's internal controls and the financial reporting process. The Audit Committee is responsible for monitoring these processes.

BUSINESS OF THE COMMITTEE FOR THE 2002 FISCAL YEAR. The Audit Committee met eight times during the 2002 fiscal year. The meetings were designed to facilitate communications between the Audit Committee, management, the internal auditors, and the Company's independent public accountants, Ernst & Young LLP. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States. The Audit Committee believes that management maintains an effective system of internal controls that results in fairly presented consolidated financial statements. The Audit Committee reviewed and discussed the audited consolidated financial statements for the 2002 fiscal year with management and the independent accountants.

The Audit Committee also discussed with the independent  accountants the matters
required  to  be  discussed  by   Statement  on  Auditing   Standards   No.  61,
COMMUNICATION WITH AUDIT COMMITTEES, as amended.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants, Ernst & Young LLP, as required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES. Additionally, the Audit Committee has discussed with Ernst & Young LLP the issue of its independence from the Company, and considered the compatibility of the non-audit services with the auditors' independence.

In reliance on the reviews and the discussions referred to above, the Audit Committee recommended to the Board of Directors and the Board approved the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002.

                                                  THE AUDIT COMMITTEE


                                                  R. David Anacker, Chairman
                                                  Steven H. Shepsman


THE COMPANY'S AUDITORS. Ernst & Young LLP ("Ernst & Young"), independent public accountants, served as our auditors for the 2002 and 2001 fiscal years. It is anticipated that Ernst & Young will be appointed as our auditors for the 2003 fiscal year as well. Representatives of Ernst & Young are expected to attend the Annual Meeting and will be available to answer questions. They will have an opportunity to make a statement if they wish. Ernst & Young billed the Company the fees and costs ("fees") set forth on the next page for services rendered during the fiscal year ended June 30, 2002.

          Audit Fees                                                $250,050
          Financial Information Systems Design
            and Implementation Fees                                 $      0
          All Other Fees:
            Audit Related Services                  $  34,700(1)
            Non-Audit Related Services              $ 335,327(2)    $370,027
                                                                    --------
          Total:                                                    $620,077

----------
(1) Audit related services generally include services in connection with pension plan audits, registration statements filed with the SEC and other transactions with respect to the Company's securities, business acquisitions and accounting consultations.

(2) These services were comprised of benchmarking and compensation evaluation services ($181,270), tax-related services ($85,447) and services related to a merger proposal ($68,610).


C.   INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

The names of the persons who have been nominated by the Board for election as directors at the Annual Meeting are set forth below. There are no other nominees. All nominees have consented to serve as directors if elected.

If any nominee becomes unable to serve as a director, the proxies will be voted by the proxy holders for a substitute person nominated by the Board, and authority to do so is included in the proxy. The Board has no reason to believe that any of the nominees will be unable to serve as a director of the Company.

The term of office of each nominee who is elected extends until the annual stockholders' meeting in 2003 and until his successor is elected and qualified.

R. DAVID ANACKER               67,   has   been   Vice   Chairman   of   Veriflo
                               Corporation,      an     industrial     equipment
                               manufacturing    firm    located   in   Richmond,
                               California,  since November  1991.  From November
                               1959 to November 1991, he was associated with ABM
                               Industries, Inc. ("ABMI"), a property maintenance
                               service   firm   located   in   San    Francisco,
                               California,  serving as director from 1979 and as
                               President and Chief Executive  Officer from March
                               1984 through  October 1991. He has also served as
                               a consultant  to ABMI. He served as a director of
                               Grubb   &   Ellis   Management   Services,   Inc.
                               ("Management Services"), a subsidiary of the Company, from August 1992 to July 1994. Mr.
                               Anacker has served as a director of the Company since May 1994.

ANTHONY G. ANTONE              33, has been associated  with Kojaian  Management
                               Corporation,   a  real  estate   investment  firm
                               headquartered  in  Bloomfield  Hills,   Michigan,
                               since    October    1998,    serving    as   Vice
                               President--Development  since September 2001, and
                               as  Director--Development  from  October  1998 to
                               September 2001.  Prior to that time he served the
                               office of Spencer Abraham, United States Senator,
                               as Deputy  Chief of Staff from  November  1996 to
                               September   1998,   and  as  Southeast   Michigan
                               Director  from April 1995 to November  1996.  Mr.
                               Antone, an attorney, was first elected to the Board July 1, 2002.

BARRY M. BAROVICK              53,  has  served as  President,  Chief  Executive
                               Officer and a director  of the Company  since May
                               2001. Prior to joining the Company,  Mr. Barovick
                               was    responsible    for    managing    business
                               development, new services and product development
                               with the Real Estate  Advisory  Services Group of
                               Ernst & Young,  where he served as  Partner  from
                               October 1993 to May 2001 and Senior  Manager from
                               October 1991 to September 1993.  Prior to joining
                               Ernst & Young,  Mr.  Barovick  was a principal at
                               Barovick and  Associates,  a privately  held real
                               estate  consulting firm located in Fair Lawn, New
                               Jersey,  responsible  for  corporate  real estate
                               strategic   services  from  1983  to  1991.   Mr.
                               Barovick also served as director of the Corporate
                               Geographic Service Group at Landauer  Associates,
                               Inc. ("Landauer"), a real estate consulting firm located in New York City, from 1981 to 1982. The
                               Company purchased certain assets of Landauer in July 1999.

C. MICHAEL KOJAIAN             40, the Kojaian Nominee, has been Chairman of the
                               Board of  Directors  of the  Company  since  June
                               2002.  He  has  also  served  as  Executive  Vice
                               President,   a  director  and  a  shareholder  of
                               Kojaian  Management  Corporation,  a real  estate
                               investment  firm   headquartered   in  Bloomfield
                               Hills, Michigan, since January 1988. He is also a director of Flagstar Bancorp, Inc. and JPE, Inc., d/b/a ASCET, Inc. Mr. Kojaian has served as a director of the Company since he was first elected in December 1996 as a representative of the Kojaian Investors.

REUBEN S. LEIBOWITZ            55, a Warburg Nominee,  served as Chairman of the
                               Board of  Directors  of the Company from May 2000
                               to June 2002. He is also a Managing  Director and
                               member of Warburg Pincus LLC ("Warburg  Pincus"),
                               a private equity  investment  firm located in New
                               York City.  Warburg  Pincus  manages  Warburg,  a
                               principal   stockholder   of  the  Company.   Mr.
                               Leibowitz  is also a general  partner of Warburg,
                               Pincus & Co. ("WP"), a firm which acts as general
                               partner of Warburg.  He has been  associated with
                               Warburg  Pincus since 1984. He is also a director
                               of  Chelsea  GCA  Realty,   Inc.,   Price  Legacy
                               Corporation  and a number of  private  companies.
                               Mr. Leibowitz has served as a director of the Company since he was first elected in January
                               1993 as a representative of Warburg.

IAN C. MORGAN                  31, a Warburg  Nominee,  has been an Associate at
                               Warburg  Pincus since May 2000. He also serves as
                               a director of WP Storage  Mart, a Warburg  Pincus
                               portfolio  company  which invests in and develops
                               self-storage facilities, and as Vice President of
                               WP Storage Inc., a real estate  investment  trust
                               sponsored by an affiliate of Warburg  Pincus.  In
                               addition,  Mr. Morgan is a director of Next Stage
                               Entertainment   Corporation,   a  Warburg  Pincus
                               portfolio   company   which   invests   in   live
                               performance  venues.  Prior  to  joining  Warburg
                               Pincus, Mr. Morgan worked in real estate finance at Lend Lease Estate Investments and Credit
                               Suisse First Boston,  both in New York City. From
                               January 1994 through December 1997, he served as a Supervisor in the Corporate Financial Services division of Coopers & Lybrand in Riga, Latvia.
                               Mr. Morgan has served as a director of the Company since he was first elected in November
                               2000 as a representative of Warburg.

STEVEN H. SHEPSMAN             50, has served as a Managing  Director of Reckson
                               Strategic  Venture  Partners,  LLC, a real estate
                               venture  capital firm located in  Uniondale,  New
                               York,  since  March  1998.  His  responsibilities
                               include   oversight  of  all  existing   platform
                               investments,   originating  new  investments  and
                               directing  the  firm's  investment  focus and its
                               asset allocation strategy.  Prior to that time he
                               was  associated  with the  Ernst & Young  Kenneth
                               Leventhal Real Estate Group,  located in New York
                               City,  serving as East Regional  Managing Partner
                               from June 1995 to March 1998.  In that  position,
                               he was  responsible  for  developing and managing
                               many   of  the   firm's   largest   real   estate
                               relationships.  Mr. Shepsman,  a Certified Public
                               Accountant, was associated with Kenneth Leventhal and Company for 20 years prior to its merger with Ernst & Young's Real Estate Group in 1995. Mr.
                               Shepsman also serves on the boards of managers or in similar capacities for four Reckson portfolio companies. He was first elected as a director of the Company February 13, 2002.

TODD A. WILLIAMS               42,  the  Goldman  Nominee,  has been a  Managing
                               Director   since   December   1997,  and  a  Vice
                               President  prior to that time, in the Real Estate
                               Principal  Investment  Area  ("REPIA") of Goldman
                               Sachs & Co., an  investment  banking firm located
                               in New  York  City  which  is an  affiliate  of a
                               principal  stockholder  of the Company  ("Goldman
                               Sachs").   He  is   responsible   for   portfolio
                               management,     development/redevelopment     and
                               disposition of  investments  of Whitehall  Street
                               Real Estate Funds, a series of funds sponsored by
                               Goldman  Sachs  ("Whitehall"),  and  the  Goldman
                               Sachs  Emerging   Markets  Fund.   Prior  to  the
                               formation of REPIA in 1991, Mr.  Williams  served
                               as an  associate  of the Real  Estate  Investment
                               Banking Group of Goldman  Sachs,  in New York and
                               Los Angeles. Mr. Williams serves on the Whitehall
                               Investment  Committee and as a director of Archon
                               Group,  L.P.,  Wellsford  Commercial   Properties
                               Trust,  Troon Golf  Corp.,  and  Bangkok  Capital
                               Alliance Co., Ltd. Mr. Williams has served as a director of the Company since he was first elected in January 1997 as a representative of Goldman Sachs.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
             THE ELECTION OF ALL NOMINEES TO THE BOARD OF DIRECTORS.

                           STOCK OWNERSHIP INFORMATION

A.   STOCK OWNERSHIP TABLE

The following table shows the share ownership as of September 26, 2002 by persons known by us to be beneficial holders of more than 5% of our outstanding capital stock, directors, named executive officers, and all current directors and executive officers as a group. Unless otherwise noted, the stock listed is common stock, and the persons listed have sole voting and disposition powers over the shares held in their names, subject to community property laws if applicable.

                                              AMOUNT AND NATURE OF    PERCENT OF
                                              BENEFICIAL OWNERSHIP     CLASS(1)
-------------------------------------------------------------------------------
  PRINCIPAL STOCKHOLDERS:
-------------------------------------------------------------------------------
  C. Michael Kojaian (also a director)          3,762,884                25.0%
    and affiliates(2)                              11,725 preferred       (2)
  Warburg, Pincus Investors, L.P.               5,861,902(3)             38.9%
  The Goldman Sachs Group, Inc.                 1,609,355(4)             10.7%
-------------------------------------------------------------------------------
  DIRECTORS:
-------------------------------------------------------------------------------
  R. David Anacker                                 16,000(5)               *
  Anthony G. Antone                                     0                 --
  Barry M. Barovick (also CEO)                    225,000                 1.5%
  Reuben S. Leibowitz                           5,866,409(3)(6)          38.9%
  Ian C. Morgan                                         0                 --
  Steven H. Shepsman                                    0                 --
  Todd A. Williams                              1,609,355(4)             10.7%
-------------------------------------------------------------------------------
  NAMED EXECUTIVE OFFICERS:
-------------------------------------------------------------------------------
  Ian Y. Bress                                     20,000(5)               *
  Mark R. Costello                                      0                 --
  Maureen A. Ehrenberg                            190,068(5)              1.2%
  Robert J. Walner                                100,200(5)               *
-------------------------------------------------------------------------------
  ALL CURRENT DIRECTORS AND EXECUTIVE
  OFFICERS AS A GROUP (11 PERSONS):            11,409,644(3)(4)(5)(6)    73.8%
-------------------------------------------------------------------------------

----------
*    Does not exceed 1.0%.

(1) The percentage of shares of capital stock shown for each person in this column and in this footnote assumes that such person, and no one else, has exercised any currently outstanding warrants, options or convertible securities held by him or her. Giving effect to the voting power of the Preferred Stock, the percentages of voting power at September 26, 2002 for the following are: C. Michael Kojaian and affiliates--57.9%; Warburg--21.8%; Goldman--6.0%; and all current directors and executive officers as a group--85.2%.

(2) C. Michael Kojaian and affiliates, c/o the Kojaian Companies, 39400 Woodward Avenue, Suite 250, Bloomfield Hills, MI 48304. The following persons and entities beneficially owned the shares reported for C. Michael Kojaian and affiliates on September 26, 2002: C. Michael Kojaian directly owns 850,842 shares of common stock. Mike Kojaian, his father, directly owns 850,844 shares of common stock. Kojaian Holdings, L.L.C., a Michigan limited liability company which is 50% owned by each of C. Michael Kojaian and Mike Kojaian, directly owns 723,840 shares of common stock. Kojaian Ventures, L.L.C. ("KV"), a Michigan limited liability company which is 100% owned by C. Michael Kojaian, owns directly 1,337,358 shares of common stock, and 11,725 shares of Series A Preferred Stock with voting rights equivalent to 11,807,075 shares of common stock. KV is managed by Kojaian Ventures-MM, Inc., of which C. Michael Kojaian is President. Pursuant to the rules established under the Exchange Act, the foregoing parties may be deemed to be a "group," as defined in Section 13(d) of such Act.

(3) Warburg, Pincus Investors, L.P., 466 Lexington Avenue, New York, NY 10017. The sole general partner of Warburg is Warburg, Pincus & Co., a New York general partnership ("WP"). Warburg Pincus LLC, a New York limited liability company ("Warburg Pincus"), manages Warburg. Lionel I. Pincus is the managing partner of WP and the managing member of Warburg Pincus and may be deemed to control both of them. Mr. Leibowitz, a director of the Company, is a Managing Director and member of Warburg Pincus and a general partner of WP. As such, he may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the shares of common stock beneficially owned by Warburg. Mr. Leibowitz disclaims beneficial ownership of these shares.

(4) The Goldman Sachs Group, Inc., 85 Broad Street, New York, NY 10004. Shares reported for GS Group include 112,655 shares of common stock held by Archon Group, L.P. ("Archon"). Archon is a majority-owned subsidiary of GS Group. The general partner of Archon is Archon Gen-Par, Inc. ("AGP"), which is a wholly owned subsidiary of GS Group. Mr. Williams, an officer of Goldman Sachs, an officer of AGP, and a director of Archon, disclaims beneficial ownership of shares beneficially owned by GS Group.

(5) Includes options under our stock option plans which were exercisable at September 26, 2002 or within sixty days thereafter, for the following numbers of shares: Mr. Anacker--8,000; Mr. Barovick--100,000; Mr. Bress--20,000; Ms. Ehrenberg--186,022; Mr. Walner--66,250; and all current directors and executive officers as a group--380,272.

(6) Includes 1,288 shares owned by Mr. Leibowitz' mother-in law and wife, and 3,219 shares owned by a trust in which the same relatives are trustees. Mr. Leibowitz disclaims beneficial ownership of all 4,507 shares.

B.   SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, the chief accounting officer and 10+% stockholders ("Insiders") to file with the SEC reports showing their ownership and changes in ownership of Company securities, and to send copies of these filings to us. To our knowledge, based upon review of copies of such reports we have received and based upon written representations that no other reports were required, during the year ended June 30, 2002, the Insiders complied with all Section 16(a) filing requirements applicable to them, except as follows: Warburg and Mr. Leibowitz filed a Form 5 reporting Warburg's acquisition and disposition of a promissory note which was convertible to Preferred Stock, that should have been reported on a Form 4. Mr. Hanauer filed a Form 4 one day late, reporting the exercise of a warrant and purchase of shares by submission of shares exercised thereunder. Mr. Shepsman filed a Form 3 two days late. KV and Kojaian Ventures-MM, Inc. each filed a Form 5 four days late, reporting the late filing of a Form 3, and reporting the acquisition of shares and a promissory note convertible to Preferred Stock, each of which should have been reported on the Form 3.

                               EXECUTIVE OFFICERS

A.   INFORMATION ABOUT EXECUTIVE OFFICERS

In addition to Mr. Barovick, the following are the current executive officers of the Company:

IAN Y. BRESS                   46, has served as Chief Financial  Officer of the
                               Company  since June 2001.  From  October  2000 to
                               June 2001,  Mr. Bress  served as Chief  Financial
                               Officer  of Wall  Street  Strategies,  a publicly
                               held  financial  services  firm  specializing  in
                               providing equity research to subscribers which is
                               located in New York City.  From  January  1999 to
                               October  2000,  Mr.  Bress was  President of East
                               Coast   operations   for   HealthFusion.com,    a
                               web-based  healthcare firm located in California.
                               In 1984,  Mr.  Bress  co-founded a New York based
                               CPA and consulting firm, in which he served as Senior Managing Partner for 15 years from 1984 to
                               1998.

MAUREEN A. EHRENBERG           43, has served as Executive Vice President of the
                               Company since  November  2000, and as Senior Vice
                               President   of  the  Company  from  May  1998  to
                               November  2000.  She has also served as President
                               of Grubb & Ellis  Management  Services,  Inc.,  a
                               wholly owned  subsidiary  of the  Company,  since
                               February  1998.  From May 2000 to May  2001,  she
                               served as a member of the Office of the President
                               of the  Company.  She also  serves as a  director
                               and/or  officer  of certain  subsidiaries  of the
                               Company.  From July 1997 to  February  1998,  Ms.
                               Ehrenberg served as Central Regional President of
                               Management Services.  From September 1991 to June
                               1997,  she  was  associated  with  PREMISYS  Real
                               Estate Service Inc., a property  management  firm
                               headquartered  in  Houston,   Texas,  serving  as
                               Regional Vice President for the Midwest from June
                               1992,  and as District  Vice  President  prior to
                               that time.  From January 1989 to September  1991,
                               Ms.  Ehrenberg  served as Regional Vice President
                               of the Midwest and West  Regions of First  Office
                               Management,  a  subsidiary  of The  Equity  Group
                               located in Chicago,  Illinois.  From July 1986 to
                               January 1989, she served as Vice President  Asset
                               Management for Rubloff Inc. in Chicago,  and from
                               December  1983 to June  1986  she was  associated
                               with  The  Balcor   Company,   the  real   estate
                               investment subsidiary of American Express Company located in Skokie, Illinois, serving, from latest to earliest, as Director of Financial Training, District Manager Trainee and Commercial Financial
                               Analyst.

ROBERT J. WALNER               55, has served as Executive Vice President of the
                               Company    since    November   2001   and   Chief
                               Administrative  Officer  since July 2001.  He has
                               also served as Chief Legal  Officer and Corporate
                               Secretary of the Company  since  January 1994 and
                               served as Senior Vice President from January 1994
                               to  November  2001.  He also serves as a director
                               and/or  officer  of certain  subsidiaries  of the
                               Company,  including Management Services,  serving
                               as  a  director  since  May  1997  and  as  Chief
                               Administrative  Officer  since  June  2001.  From
                               August  1992 to  January  1994,  Mr.  Walner  was
                               engaged in a private law and consulting practice,
                               and was of  counsel to a  Chicago-based  law firm
                               specializing  in state and federal  class  action
                               litigation  on a national  basis.  From  November
                               1979  to  August   1992,   he  was  Senior   Vice
                               President,    General   Counsel   and   Corporate
                               Secretary of The Balcor Company, the real estate investment subsidiary of American Express Company located in Skokie, Illinois.

B.   EXECUTIVE COMPENSATION

The table below shows compensation earned, including deferred compensation, for services in all capacities with the Company and its subsidiaries for the fiscal years ended June 30, 2002, 2001 and 2000 by the following executives:

     (a) the person who served as Chief Executive Officer or in a similar capacity for the 2002 fiscal year (Mr. Barovick); and

     (b) each of the four most highly-compensated executive officers of the Company who were serving as executive officers at June 30, 2002, other than the Chief Executive Officer (Ms. Ehrenberg and Messrs. Bress, Mark S. Costello and Walner).


                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                          COMPENSATION
                                            ANNUAL COMPENSATION              AWARDS
                                        ----------------------------  ----------------------
                                                                                  SECURITIES
                                                                                  UNDERLYING
                                                                      RESTRICTED   OPTIONS/       ALL OTHER
                                                 SALARY      BONUS       STOCK       SARs       COMPENSATION
  NAME AND PRINCIPAL POSITION(1)        YEAR       ($)      ($)(2)        ($)       (#)(3)         ($)(4)
--------------------------------        ----    ---------  ---------  ----------  ----------    ------------
Barry M. Barovick                       2002    1,000,000  1,527,000     62,500           0             0
  President and Chief Executive         2001      125,000    250,000         --     500,000            --
  Officer(5)                            2000           --         --         --          --            --

Ian Y. Bress                            2002      452,000    225,000         --           0             0
  Chief Financial Officer               2001       11,000     50,000         --     100,000            --
                                        2000           --         --         --          --            --

Mark R. Costello                        2002      600,000    626,000         --     250,000             0
  Chief Operating Officer               2001           --         --         --          --            --
                                        2000           --         --         --          --            --

Maureen A. Ehrenberg                    2002      315,000    120,000         --           0         3,000
  Executive Vice President              2001      308,000    435,000         --           0         3,000
                                        2000      288,000    185,000         --     112,000         3,000

Robert J. Walner                        2002      350,000    120,000         --      50,000         3,000
  Executive Vice President,             2001      205,000    145,000         --           0         3,000
  Chief Administrative Officer          2000      200,000     74,000         --      15,000         3,000
  and Chief Legal Officer

----------
(1) Mr. Barovick was elected a director and appointed President and Chief Executive Officer as of May 15, 2001. Messrs. Bress and Costello were appointed Chief Financial Officer as of June 18, 2001 and Chief Operating Officer as of July 23, 2001, respectively. Ms. Ehrenberg was appointed Executive Vice President as of November 16, 2000, served as a member of the Office of the President from May 31, 2000 to May 15, 2001 and was appointed President, Management Services in February 1998. Mr. Walner was appointed Executive Vice President of the Company as of November 16, 2001 (serving as Senior Vice President prior to that time), Chief Administrative Officer as of July 25, 2001 and Chief Legal Officer as of January 1, 1994. Mr.
     Costello was no longer employed by the Company as of July 12, 2002. See "Employment Contracts, and Termination of Employment and Change-in-Control Arrangements" below, for more information.

(2) The bonus compensation for Mr. Walner and Ms. Ehrenberg set forth in the table was paid in the fiscal year indicated for services rendered during the previous calendar year, except that Mr. Walner received $40,000 and Ms. Ehrenberg received $60,000 in September 2000 as consideration for remaining in the employ of the Company through August 31, 2000, which represented 20% of their respective annual base salaries, under the Executive Incentive Bonus and Severance Plan, which is described below. The bonus compensation disclosed for Messrs. Barovick (2001), Bress (2001) and Costello (2002) includes signing bonuses of $250,000, $50,000 and $250,000, respectively, and for Messrs. Barovick and Costello, includes for the 2002 fiscal year bonuses of approximately $1,077,000 and $126,000, respectively, paid and applied to outstanding principal and interest with respect to loans made to them from the Company, and increased to cover certain payroll taxes. See "Employment Contracts, and Termination of Employment and Change-in-Control Arrangements" below.

(3) The amounts represent options to purchase the numbers of shares of common stock indicated.

(4) The amounts represent Company contributions made during each calendar year following the 2001, 2000, and 1999 plan years (calendar years) to the 401(k) plan accounts of the designated individuals.

(5) Pursuant to his employment agreement, entered into with the Company as of May 15, 2001, Mr. Barovick received, among other compensation, an option to purchase 500,000 shares of common stock, and was granted the right to purchase 125,000 shares of common stock of the Company on August 13, 2001, at a discount of $.50 per share from fair market value as of the purchase date. The 125,000 shares are subject to certain repurchase rights of the Company which lapse ratably over a three-year period. Mr. Barovick purchased the 125,000 shares for a purchase price of $4.11 per share. As of the end of the 2002 fiscal year, the 125,000 shares held had no positive fair market value based upon the closing market price as of June 28, 2002 of the Company's common stock on the New York Stock Exchange ("NYSE") Composite Tape of $2.49 per share.

                    OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                                                                                 POTENTIAL REALIZABLE VALUE
                                                                                   AT ASSUMED ANNUAL RATES
                                                                                 OF STOCK PRICE APPRECIATION
                                INDIVIDUAL GRANTS                                    FOR OPTION TERM(1)
                       --------------------------------------------------------- ---------------------------
                         NUMBER OF        PERCENT OF
                        SECURITIES           TOTAL
                        UNDERLYING       OPTIONS/SARs    EXERCISE
                       OPTIONS/SARs       GRANTED TO      OR BASE
                        GRANTED(2)       EMPLOYEES IN      PRICE      EXPIRATION
       NAME                 (#)           FISCAL YEAR     ($/SH)         DATE        5% ($)        10% ($)
-----------------      ------------      ------------    ---------    ----------    --------     -----------
Barry M. Barovick              0              --             --            --           --           --
Ian Y. Bress                   0              --             --            --           --           --
Mark R. Costello         250,000            29.4%          $4.70       08/09/11     $738,951     $1,872,647
Maureen A.
 Ehrenberg                     0              --             --            --           --           --
Robert J. Walner          50,000             5.9%          $2.85       06/19/12     $ 89,617     $  227,108

----------
(1) The potential realizable value is calculated from the market price per share on the date of grant, assuming the common stock appreciates in value at the stated percentage rate from the date of grant of an option to the expiration date. The exercise prices of the options set forth in the table were equal to the market prices on the dates of grant. Actual gains, if any, are dependent on the future market price of the common stock. The closing market price of the common stock on the NYSE Composite Tape on October 10, 2002 was $1.20 per share.

(2) The amounts represent options to purchase the specified number of shares of common stock at exercise prices based upon the fair market value on the dates of grant. Mr. Costello's option was granted under the Company's 2000 Stock Option Plan on August 9, 2002. Mr. Walner's option was granted under the Company's 1990 Amended and Restated Stock Option Plan on June 19, 2002. Each option was granted with a ten-year term, vesting generally as follows:
     20% the first year, an additional 20% the second year and the remaining 60% the third year, with acceleration of vesting upon certain conditions related to termination of employment under the terms of their respective employment agreements, upon changes of control of the Company or at the discretion of the Board.

       AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR AND FY-END
                                OPTION/SAR VALUES

                                                        NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                              SHARES                   UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS/SARs
                            ACQUIRED ON     VALUE     OPTIONS/SARs AT FY-END(#)         AT FY-END($)
                             EXERCISE     REALIZED    ------------------------- ----------------------------
            NAME                 #           ($)      EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE(1)
-----------------------     -----------   --------    ------------------------- ----------------------------
  Barry M. Barovick                0            --        100,000/400,000                 $0/$0
  Ian Y. Bress                     0            --          20,000/80,000                 $0/$0
  Mark R. Costello                 0            --              0/250,000                 $0/$0
  Maureen A. Ehrenberg             0            --         150,022/64,000                 $0/$0
  Robert J. Walner            25,877       $22,534(2)       58,750/61,250                 $0/$0

----------
(1) The value of the in-the-money options at fiscal year-end was calculated based on the closing price of the common stock as reported on the NYSE Composite Tape on June 28, 2002 ($2.49 per share).

(2) The value realized was calculated based upon the difference between the closing market prices and the exercise prices of the options at the dates of exercise.

C. EMPLOYMENT CONTRACTS, AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

CEO EMPLOYMENT AGREEMENT. Barry M. Barovick, President, Chief Executive Officer and a director of the Company, entered into an employment agreement with the Company effective May 15, 2001. The agreement provides for a term beginning May 15, 2001 and ending June 30, 2004, with provisions for an extension of the agreement through June 30, 2007 with the consent of both parties. The agreement also provides for an annual salary of $1,000,000, a signing bonus of $250,000, a first-year guaranteed bonus of $450,000, an annual cash incentive program after the first year with a target bonus of 50% of salary, up to a maximum of 100% of salary, and the provision of certain life and disability insurance coverage in excess of the Company's group benefit programs. The factors which will be applied to determine earning of the incentives for the 2003 fiscal year have not yet been determined by the Company. Pursuant to the agreement, Mr. Barovick received, on May 15, 2001, an option to purchase 500,000 shares of common stock of the Company at an exercise price of $4.80 per share, which was the fair market value as of the date of grant (the "Option"); and the right to purchase on August 13, 2001, 125,000 shares of common stock, at a purchase price per share which was $ .50 less than fair market value on the date of purchase (the "Restricted Shares"). Mr. Barovick purchased the Restricted Shares at a price of $4.11 per share. If Mr. Barovick's employment with the Company is terminated prior to the third anniversary of the purchase, the Company will have the right to repurchase the Restricted Shares at the purchase price paid by Mr. Barovick. This right expires as to one-third of the shares on each anniversary of the purchase date, so long as Mr. Barovick remains employed with the Company. Also, pursuant to the employment agreement, Mr. Barovick has the right to receive an additional option to purchase 50,000 shares at the end of each of his first and his second anniversaries of employment, upon achievement of objectives to be approved by the Compensation Committee. Such objectives have not yet been determined and no such options have been granted. Also, pursuant to the agreement, he received a loan in the amount of $1,500,000, at an interest rate of 4.25% per annum, and which matures in three years (the "Loan"). Mr. Barovick has a retention bonus program which provides annual bonuses while he continues in employment as Chief Executive Officer of the Company, sufficient to repay the Loan and the employment taxes payable in connection with the bonuses. During the 2002 fiscal year, Mr. Barovick received approximately $1,077,000 under the reten-tion bonus program. The agreement contains certain provisions related to payments to be made in the event of Mr. Barovick's termination of employment by the Company "without Cause" or by Mr. Barovick for "Good Reason," as those terms are defined therein, including semi-monthly payments equal to his salary, benefits and target bonus compensation for the lesser of 12 months or the remaining term of his agreement and acceleration of the vesting of his Option. In addition, if the aforementioned termination occurs after the first year of his employment, he will be entitled to an additional lump sum payment equal to the salary, benefits and target bonus compensation for the remaining term of his agreement.

CFO EMPLOYMENT AGREEMENT. Ian Y. Bress, Chief Financial Officer of the Company, entered into an employment agreement with the Company effective June 18, 2001, which was amended effective October 3, 2001. The agreement, as amended, provides for a term beginning June 18, 2001 and ending June 30, 2004. The agreement also provides for an annual salary of $450,000, increasing to $500,000 on June 18, 2002 and to $600,000 on June 18, 2003, a signing bonus of $50,000, a first-year guaranteed bonus of $225,000, and an annual cash incentive program thereafter with a target bonus of 50% of salary, up to a maximum of 80% of salary. The factors that will be applied to determine earning of the incentives for the 2003 fiscal year have not yet been determined by the Company. Pursuant to the agreement, Mr. Bress received, on June 28, 2001, an option to purchase 100,000 shares of common stock of the Company at an exercise price of $5.00 per share, which was the fair market value as of the date of grant; and the right to receive an additional option to purchase 150,000 shares at the end of his second anniversary of employment, upon achievement of objectives to be approved by the Compensation Committee. Such objectives have not yet been determined. The agreement contains certain provisions related to payments to be made in the event of Mr. Bress' termination of employment, including payments equal to his salary and benefits for the lesser of 12 months or the remaining term of his agreement in the event of termination of his employment by the Company "without Cause" or by Mr. Bress for "Good Reason," as those terms are defined therein.

COO EMPLOYMENT AND SEPARATION AGREEMENTS. Mark R. Costello, Chief Operating Officer, entered into an employment agreement with the Company effective July 23, 2001. The agreement provided for a term beginning July 23, 2001 and ending July 23, 2004, an initial annual salary of $600,000, a signing bonus of $250,000, a first-year guaranteed bonus of $250,000, and an annual cash incentive program thereafter with a target and maximum bonus of 50% of salary. Pursuant to the agreement, Mr. Costello received, on August 9, 2001, an option to purchase 250,000 shares of common stock of the Company at an exercise price of $4.70 per share, which was the fair market value as of the date of grant; and the right to receive an additional option to purchase 200,000 shares at the end of his second anniversary of employment, upon achievement of objectives to be approved by the Compensation Committee. Also, pursuant to the employment agreement, Mr. Costello received a loan in the amount of $300,000, at an interest rate of 4.07% per annum, and which matures in three years. Mr. Costello had a retention bonus program that provided for annual bonuses while he continued in employment as Chief Operating Officer of the Company, sufficient to repay the loan and the employment taxes payable in connection with the portion of the bonuses equal to the interest payable on the loan. During the 2002 fiscal year, Mr. Costello received a retention bonus of approximately $126,000 under this program.

In connection with his departure from the Company on July 12, 2002, the Company entered into a separation agreement with Mr. Costello that provided for payments equal to 12 months' salary based upon his second year salary under the employment agreement, or $650,000; approximately $44,000 representing one year of Company benefits and employment taxes thereon; and a payment of $200,000 equal to the outstanding principal payable on his loan.

CAO EMPLOYMENT  AGREEMENT.  Robert J. Walner,  Executive Vice  President,  Chief
Administrative Officer, Chief Legal Officer and Corporate Secretary of the Company, entered into an employment agreement with the Company effective
December 14, 2001. The period of contract employment under the agreement commenced December 14, 2001 and ends June 30, 2004. The agreement provides for an initial annual salary of $325,000, increasing to $375,000 on January 1, 2002 and to $450,000 on January 1, 2003, a guaranteed bonus of $120,000 payable with respect to the 2001 calendar year, and an annual cash incentive program applicable thereafter with a target bonus of 50% of salary, up to a maximum of 80% of salary, based on factors to be determined after the close of the 2002 calendar year. Pursuant to the agreement, Mr. Walner received, on June 19, 2002, an option to purchase 50,000 shares of common stock of the Company at an exercise price of $2.85 per share, which was the fair market value as of the date of grant. The agreement contains certain provisions related to payments to be made, including payments equal to his salary and benefits for the lesser of 12 months or the remaining term of his agreement, plus acceleration of vesting of his options, in the event of termination of Mr. Walner's employment by the Company "without Cause" or by Mr. Walner for "Good Reason," as those terms are defined therein.

PLANS APPLICABLE TO MS. EHRENBERG.

EXECUTIVE CHANGE OF CONTROL PLAN. Pursuant to a plan approved by our Board of Directors effective May 10, 1999, and as amended effective February 10 and June 1, 2000, certain officers of the Company have been eligible to receive certain compensation and benefits if their employment with the Company is affected by a "Change of Control" of the Company ("COC Plan"). As of the date of this proxy statement, the remaining officer eligible to participate in the COC Plan is Ms. Ehrenberg. A "Change of Control," for purposes of the plan, includes the acquisition of 25% or more of our outstanding common stock, a change of a majority of directors on the Board, a merger, a sale or liquidation of the Company, subject to certain exceptions related to current principal stockholders and directors; or a reduction in the ownership of the Company by current principal stockholders to under 45%. If a Change of Control occurs, we have committed to employ Ms. Ehrenberg for two years, or otherwise to compensate her if her employment is terminated without cause during that period. The plan gives her the opportunity to terminate employment during a 30-day window period after six months have elapsed from a Change of Control, and receive benefits under the plan. During the two-year employment period, she is to receive compensation and benefits commensurate with levels existing before the Change of Control. Upon termination of employment within the two-year period, other than for cause, she will receive compensation equal to two years' salary and two years of the highest previous bonus (as defined in the plan); provided that if she resigns during the 30-day window period without her employment having been adversely affected as a result of the Change of Control, she will receive the two years' salary and one year's bonus. In addition, standard benefits and perquisites or their equivalents are to be provided for two years if her employment is terminated during the two-year period. The plan is effective for three years, and will generally be automatically renewed for consecutive three-year periods. The plan can only be terminated with respect to Ms. Ehrenberg by mutual agreement with the Company.

EXECUTIVE INCENTIVE BONUS AND SEVERANCE PLAN. Effective June 1, 2000, our Board of Directors also approved an Executive Bonus and Severance Plan, pursuant to which certain officers of the Company received certain incentive compensation with respect to the 2000 calendar year related to continuation of their employment with the Company. The plan provides the following additional benefits, and Ms. Ehrenberg is the remaining officer eligible to participate in these additional benefits in the plan: if she is terminated without cause or if her position is reduced or otherwise adversely affected, she will be entitled to the following ("Severance Pay"):

a) base salary and earned bonus pro-rated to the date of termination; b) one year's base pay; c) continuation of benefits and perquisites or their equivalent for one year; and d) with respect to vested options held by her at termination--one of the following alternatives to be elected by the Company, or if not elected, then chosen by the participant: 1) repurchase by the Company of the vested options at a cash price per share equal to the spread between the average closing market price for the five days prior to termination and the exercise price(s) of the options; 2) we will attempt to facilitate a purchase of the shares exercised; or 3) we will extend the expiration date of the options to twelve months after termination of employment and permit payment of the exercise price of the options by deduction of a sufficient number of the shares exercised to cover the purchase price. If she becomes entitled to benefits under the COC Plan, she will not be entitled to this Severance Pay.

D.   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The sole member of the Compensation Committee is Reuben S. Leibowitz. He has not served as an officer or employee of the Company.

Mr. Leibowitz is a Managing Director and member of Warburg Pincus, and a general partner of WP, each of which is an affiliate of Warburg. See also, "Information About the Nominees for Director" and "Stock Ownership Information" above. Warburg is a principal stockholder of the Company. Warburg currently owns 5,861,902 shares of common stock.

Pursuant to the 1997 Voting Agreement described above in "Questions and Answers About Voting," Warburg, the Kojaian Investors and GS Group have agreed to vote all their shares of common stock in favor of the election to the Board of, among other nominees, all nominees designated by Warburg. Messrs. Leibowitz and Morgan have been designated as Warburg Nominees with respect to the 2002 election of directors.

Chelsea GCA Realty, Inc., a Warburg portfolio company for which Mr. Leibowitz serves as a director, paid the Company approximately $155,000 in real estate sales and leasing commissions during the 2002 fiscal year.

2002 WARBURG FINANCING

In January 2002, Warburg exercised warrants to purchase an aggregate of 873,072 shares of common stock at an exercise price of $3.50 per share, and warrants to purchase an aggregate of 464,286 shares of common stock at an exercise price of $2.375 per share ("Warrant Shares"). In March 2002, the Company completed a restructuring of its amended and restated credit agreement among Bank of America, N.A. as agent and a lender, and certain other lenders (the "credit agreement"), in order to defer $5 million of principal amortization payments otherwise due in 2002 to 2004, and obtain waivers of certain covenants under the agreement. As part of the restructuring, Warburg provided a term loan of $5 million, with a commitment to lend an additional $6 million in June 2002 (the "Loans"). The Loans bore interest at the rate of 15% per annum, compounded quarterly, and could not be repaid until the credit agreement was terminated. The principal, accrued interest and certain costs associated with the Loans ("Conversion Amount") were convertible, generally at the option of the holder, to a new series A preferred stock ("Warburg Preferred") which was authorized by the Board. The terms of the Warburg Preferred included an accrued dividend of 15% per annum, compounded quarterly, and a preference on liquidation equal to the greater of two times the Conversion Amount or the equivalent of 50% of the consideration to be paid to all equity holders, subject to adjustment. In addition, the Warburg Preferred also entitled its holder to vote on all matters subject to stockholders' vote in an amount equivalent to the Warburg Preferred's liquidation preference, as well as provided veto rights over certain material corporate actions. At the same time, Warburg entered into an option agreement with the Company whereby the Company had the right to refi-nance the Loans if it could obtain better terms pursuant to a binding commitment by April 30, 2002, and provided that the Company would purchase from Warburg the Warrant Shares at the aggregate purchase price paid. The Company exercised its option to refinance the Loans and entered into certain financing transactions with Kojaian Ventures, L.L.C., which are described in this proxy statement under "Related Party Transactions."

E.       COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

THE FOLLOWING COMPENSATION COMMITTEE REPORT AND THE SECTION ENTITLED, "GRUBB & ELLIS STOCK PERFORMANCE" ARE NOT TO BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC OR SUBJECT TO REGULATION 14A OR 14C OR TO THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY REQUESTS THAT SUCH INFORMATION BE TREATED AS SOLICITING MATERIAL OR SPECIFICALLY INCORPORATES IT BY REFERENCE INTO ANY FILING UNDER THE 1933 ACT OR THE EXCHANGE ACT.

The Compensation Committee has developed and implemented compensation policies, plans and programs which seek to reward achievement of positive financial results for the Company, and in doing so enhance stockholder value.

In order to attract and retain outstanding executives with the potential to contribute significantly to the success of the Company, our policies have sought to compensate executives commensurate with executives of equivalent-sized firms in terms of revenues and with similar responsibilities, but not necessarily the Peer Group companies referred to below under "Grubb & Ellis Stock Performance."

Section 162(m) of the Internal Revenue Code generally imposes a limit of $1 million per taxable year on deducting from taxable income of a company the compensation paid to each of the chief executive officer and the other four most highly compensated executive officers. We monitor the compensation levels potentially payable under our compensation programs in light of the provisions of Section 162(m), but retain the flexibility necessary to provide total compensation in line with competitive practices, the Company's compensation philosophy and the Company's best interests.

The compensation program of Mr. Barovick, President, Chief Executive Officer and a director, pursuant to his employment agreement, is described in "Employment Contracts, and Termination of Employment and Change-in-Control Arrangements" above. In approving the compensation terms of his employment agreement including the target percentage of his salary applicable for bonus compensation after the first year of employment, we took into consideration our knowledge of competitive compensation programs for chief executive officers and Mr. Barovick's level of responsibility and expectations of future performance.

During the 2002 fiscal year, executive officers other than Mr. Barovick were eligible to receive compensation consisting of three components: base salary, bonus and long-term equity incentives. The programs for Messrs. Bress and Costello were based on the fiscal year ending June 30 and the programs for Mr. Walner and Ms. Ehrenberg were based on a calendar year. Base salaries and target percentages of salaries applicable for bonus compensation were approved based on the recommendations of the Chief Executive Officer and the Human Resources Department, and on our knowledge of competitive salaries as described above and, as applicable, our judgment about the executives' individual past performance, expectations of future performance, and most importantly, level of responsibilities. Bonuses were calculated as a designated percentage of salary for each executive. Messrs. Bress and Costello each received guaranteed bonuses in respect of their first year of contract employment under their agreements in order to attract them to join the Company and Mr. Walner received a guaranteed bonus in respect of his first year of contract employment in relation to modification of other portions of his compensation program. Ms. Ehrenberg's bonus was earned upon achievement of annual targeted levels of Company-wide, and her business unit, revenue, EBITDA margin and net income, and performance to unit budgets. No one factor was a prerequisite to receiving the bonus.

Stock options are designed to align the interests of executives with those of stockholders, and further the growth, development and financial success of the Company. The committee believes that granting equity incentives to our management helps retain and motivate management. In recommending grants of stock options by the Board, the committee takes into account the scope of responsibility, the performance requirements and anticipated contributions to the Company of each proposed optionee. The stock options awarded to Messrs. Barovick, Bress, Costello and Walner since May 2001 were awarded as part of their compensation programs in connection with entering into employment agreements with them. Our decisions to recommend the award of equity incentives at the time of hiring, entering into employment contracts or promotion is based upon the circumstances of each situation, including the level of responsibility of the executive. The exercise price of each option granted is set at fair market value at the date of grant and vest over three-to-four years. The options held by each executive represent ongoing incentives to contribute to the Company. We determine the recommended number of shares for the options given to each executive, primarily based upon the executive's level of responsibility and the number and price of options then held by the executive.

                                                      THE COMPENSATION COMMITTEE


                                                      Reuben S. Leibowitz


F.   GRUBB & ELLIS STOCK PERFORMANCE

The following graph shows a five-year comparison of cumulative total stockholder return on our common stock against the cumulative total return on the S&P 500 Stock Index, and a peer group of the Company ("Peer Group"). The comparison assumes $100 was invested on June 30, 1997 in each of the foregoing and that all dividends, if any, were reinvested.

METHOD OF SELECTION OF PEER GROUP. We believe that the following commercial real estate firms have been our primary, nationwide competitors having publicly-traded stock: CB Richard Ellis Services, Inc., although it ceased having publicly traded equity in July 2001; Insignia Financial Group, Inc. ("Insignia"); Jones Lang LaSalle Incorporated ("LaSalle"); and Trammell Crow Company ("Trammell Crow"). None of these firms has been public long enough to have a five-year stock price history. The dates on which Insignia, LaSalle and Trammell Crow began public trading of their stock are September 21, 1998, July 17, 1997 and November 25, 1997, respectively. Therefore, the Peer Group we have used consists of the public companies with the same company-level Standard Industrial Classification ("SIC") Code as the Company, as reported by Primark Corporation as of June 30, 2002. Our company-level SIC Code is 6531-- real estate agents and managers. We have excluded from the Peer Group those firms whose primary business is not real estate transactional, referral or management business, such as firms whose business is primarily real estate investment (e.g., real estate investment trusts). The Peer Group firms are, in addition to the Company: The DeWolfe Companies, Inc.; Homelife, Inc.; Kennedy-Wilson, Inc.; LaSalle; Most Home Corporation; Pacific Northwest Development Corporation; ResortQuest International, Inc.; Southern Realty Co.; Trammell Crow; and Why USA Financial Group, Inc. Some of these companies do not have a five-year stock history.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

                 GRUBB & ELLIS COMPANY, S&P 500 AND A PEER GROUP
                   (PERFORMANCE RESULTS THROUGH JUNE 30, 2002)

        [DATA BELOW ARE REPRESENTED AS A GRAPH IN THE ORIGINAL DOCUMENT]

                       6/30/97   6/30/98   6/30/99   6/30/00   6/30/01   6/30/02
                       -------   -------   -------   -------   -------   -------
Grubb & Ellis Company   $100     $ 83.21   $ 29.56   $ 34.31   $ 32.12   $ 14.54
S&P 500                  100      130.16    159.78    171.36    145.95    119.70
Peer Group               100       94.89     52        30.15     33.21     42.56


Copyright (C) 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

                            6/30/97      6/30/98     6/30/99     6/30/00     6/30/01     6/30/02
                            -------      -------     -------     -------     -------     --------
Grubb & Ellis Company       $100.00      $ 83.21     $ 29.56     $ 34.31     $ 32.12     $ 14.54
S&P 500                     $100.00      $130.16     $159.78     $171.36     $145.95     $119.70
Peer Group                  $100.00      $ 94.89     $ 52.00     $ 30.15     $ 33.21     $ 42.56

----------
* The comparisons in this table are not intended to forecast or to be indicative of possible future performance of our common stock.


                           RELATED PARTY TRANSACTIONS

The following are descriptions of certain transactions and business relationships between the Company and our directors, executive officers, and principal stockholders. On a quarterly basis, the Audit Committee reviews information about transactions involving Archon Group, L.P., an affiliate of GS Group ("Archon"), and its affiliates, and the Kojaian Companies and their affiliates, as described below, compared to transactions with other parties, and makes an independent recommendation to the Board as to the benefit to stockholders from such transactions. See also "Questions and Answers About Voting" regarding the "1997 Voting Agreement" and "Designation of Series A Committee Members," and "Compensation Committee Interlocks and Insider Participation" above.

2002 KOJAIAN FINANCING

As described above in "2002 Warburg Financing" under "Compensation Committee Interlocks and Insider Participation," the Company had the right, under an option agreement with Warburg entered into in March 2002, to replace the Loans provided by Warburg with financing on more favorable terms. In May 2002, the Company exercised this right and entered into a securities purchase agreement with Kojaian Ventures, L.L.C. ("KV"), which is 100% owned by C. Michael Kojaian, providing for the following: the purchase of 1,337,358 shares from the Company at the same aggregate purchase price that the Company paid for the Warrant Shares from Warburg, or $4,158,431, and the extension of an $11,237,500 loan ("KV Loan") junior to the other lenders under the credit agreement. Approximately $6 million of the financing was used to pay down certain revolving debt under the credit agreement and approximately $5 million was used to repay the Warburg $5 million Loan. The KV Loan bore interest at the rate of 12% per annum, compounded quarterly. The promissory note evidencing the KV Loan (the "Note") was convertible, generally at the option of the holder, into shares of an amended Series A Preferred Stock, calculated by dividing the outstanding principal, accrued interest and certain costs (the "Conversion Amount") by the stated value of $1,000 per share. The terms of the Preferred Stock include an accrued dividend of 12% per annum, compounded quarterly, as well as a preference on liquidation equal to the greater of two times the Conversion Amount or the equivalent of 40% of the consideration to be paid to all equity holders, subject to adjustment. In addition, the Preferred Stock also entitles its holder(s) to vote on all matters subject to stockholders' vote in an amount equivalent to the liquidation preference, to appoint a three-person committee whose approval is required for certain sale, merger, recapitalization, reorganization, acquisition and liquidation events, and veto rights over certain other corporate actions. On September 19, 2002, KV converted the Note to 11,725 shares of Series A Preferred Stock. As of the Record Date, the voting power of such shares was equivalent to 11,807,075 shares of common stock.

OTHER RELATED PARTY TRANSACTIONS

We believe that the fees and commissions paid to the Company as described below were comparable to those that would have been paid to unaffiliated third parties.

Archon, an affiliate of GS Group, a principal stockholder of the Company, is engaged in the asset management business, and performs asset management services for various parties. Mr. Williams, a director of the Company, is also a director of Archon and an officer of Archon Gen-Par, Inc., the general partner of Archon. During the 2002 fiscal year, Archon, its affiliates and portfolio property owners paid the Company and its subsidiaries the following approximate amounts in connection with real estate services rendered to Archon and its portfolio properties: $3,182,000 in management fees, $3,966,000 in real estate sale and leasing commissions and $368,000 in fees for other real estate and business services. The Company also paid asset management fees to Archon's affiliates of approximately $242,000 related to properties the Company manages in their behalf. In addition, Archon, its affiliates and portfolio companies were involved in transactions as purchasers or lessees during the 2002 fiscal year, for which the Company received approximately $136,000 in real estate commissions from the property owners and sellers.

The Kojaian Companies, Kojaian Management Corporation and their affiliates (collectively, "KMC") are controlled by the Kojaian Investors. C. Michael Kojaian, a director and principal stockholder of the Company, is a director, shareholder and an Executive Vice President of Kojaian Management Corporation. Mike Kojaian, his father, and also a principal stockholder of the Company, is also a director, shareholder and officer of the Kojaian Management

Corporation. KMC is engaged in the business of investing in and managing real property both for its own account and for third parties. During the 2002 fiscal year, KMC and its portfolio companies paid the Company and its subsidiaries the following approximate amounts in connection with real estate services rendered:
$5,845,000 for management of its portfolio properties, $738,000 in real estate sale and leasing commissions and $167,000 for other real estate and business services. The Company also paid asset management fees to KMC of approximately $2,750,000 related to properties the Company manages in its behalf. In addition, KMC and its portfolio companies were involved in one transaction as a lessee during the 2002 fiscal year, for which the Company received a real estate commission of approximately $14,000 from the landlord. In August 2002, the Company entered into an office lease with a landlord related to KMC, providing for an annual average base rent of $365,400 over the ten-year term of the lease.

Reckson Strategic Venture Partners, L.L.C., for which Mr. Shepsman, a director of the Company, serves as Managing Director, paid the Company approximately $160,000 in real estate sales and leasing commissions during the 2002 fiscal year.

Combined Investments, L.P., for which Joe F. Hanauer, a former director of the Company, serves as a general partner, paid the Company approximately $147,000 in real estate sales and leasing commissions during the 2002 fiscal year.

EXECUTIVE LOANS

Mr. Barovick received a loan of $1,500,000 in connection with his commencement of employment as President and Chief Executive Officer of the Company on May 15, 2001. The loan bears interest of 4.25% per annum and is amortized over three years from his start date. Mr. Barovick has a retention bonus program that provides annual bonuses while he continues in employment as Chief Executive Officer of the Company, sufficient to repay the Loan and the employment taxes payable in connection with the bonuses. During the 2002 fiscal year, Mr. Barovick received approximately $1,077,000 under the retention bonus program.

Mr. Costello received a loan of $300,000 in connection with his commencement of employment as Chief Operating Officer of the Company on July 23, 2001. The loan bore interest of 4.07% per annum and was amortized over three years from his start date. Mr. Costello had a retention bonus program that provided annual bonuses while he continued in employment with the Company, sufficient to repay the loan. During the 2002 fiscal year, he received a retention bonus under this program in the approximate amount of $126,000. In connection with the termination of his employment with the Company, Mr. Costello received, in addition to other compensation, compensation in the amount of $200,000, equal to the remaining principal of the loan at July 12, 2002.

                                ----------------

This concludes our proxy statement. We hope that you found it informative and look forward to seeing you at our Annual Meeting.

                                                        BY ORDER OF THE BOARD
                                                        OF DIRECTORS


                                                        Robert J. Walner
                                                        ---------------------
                                                        Robert J. Walner
                                                        Corporate Secretary

                                                                      APPENDIX A

                                     [FRONT]

--------------------------------------------------------------------------------
         PROXY - GRUBB & ELLIS COMPANY
--------------------------------------------------------------------------------

           FOR THE ANNUAL MEETING OF STOCKHOLDERS - NOVEMBER 19, 2002 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I AM A STOCKHOLDER OF GRUBB & ELLIS COMPANY (THE "COMPANY") AND I HAVE RECEIVED THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS DATED OCTOBER 18, 2002 AND THE ACCOMPANYING PROXY STATEMENT. I APPOINT ROBERT J. WALNER AND IAN Y. BRESS AND EACH OR ANY OF THEM AS PROXY HOLDERS, WITH FULL POWER OF SUBSTITUTION, TO REPRESENT AND VOTE ALL THE SHARES OF CAPITAL STOCK WHICH I MAY BE ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN THE JULLIARD BALLROOM OF THE OMNI BERKSHIRE PLACE HOTEL, 21 EAST 52ND STREET AT MADISON AVENUE, NEW YORK, NEW YORK, ON TUESDAY, NOVEMBER 19, 2002 AT 8:00 A.M. OR AT ANY AND ALL ADJOURNMENTS THEREOF, WITH ALL POWERS WHICH I WOULD HAVE IF I WERE PERSONALLY PRESENT AT THE MEETING.

The shares represented by this Proxy will be voted in the way that I direct. If no direction is made, the Proxy will be voted "FOR" all nominees listed under the "Election of Directors," all of whom have been nominated by the Board of Directors as described in the accompanying Proxy Statement. If any of the nominees listed becomes unavailable to serve as a director prior to the Annual Meeting, the Proxy will be voted for any substitute nominee(s) designated by the Board of Directors. I ratify and confirm all that the above Proxy Holders may legally do in relation to this Proxy.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTMARKED ENVELOPE.

(Continued and to be signed on reverse side.)




                   INTERNET AND TELEPHONE VOTING INSTRUCTIONS
           NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET!
                    AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

-----------------------------------------------------------------------------------------------------------------------------------
TO VOTE BY TELEPHONE                                               TO VOTE BY INTERNET
-----------------------------------------------------------------------------------------------------------------------------------
It's fast, convenient, and your vote is immediately                It's fast, convenient, and your vote is immediately
             confirmed and posted.                                                 confirmed and posted.

JUST FOLLOW THESE EASY STEPS:                                      JUST FOLLOW THESE EASY STEPS:

1.   Read the accompanying Proxy Statement.                        1.   Read the accompanying Proxy Statement.

2.   Call toll free 1-866-207-5347 in the United States or         2.   Go to the following website prior to 12:00 midnight,
     Canada any time prior to 12:00 midnight, Central Time,             Central Time, November 18, 2002: www.computershare/us/proxy
     November 18, 2002 on a touch tone telephone.  There is NO
     CHARGE to you for the call.
                                                                   3.   Enter the information requested on your computer screen,
3.   Enter the HOLDER ACCOUNT NUMBER (EXCLUDING THE LETTER              including your HOLDER ACCOUNT NUMBER (EXCLUDING THE
     "C") and PROXY ACCESS NUMBER located below.                        LETTER "C") and PROXY ACCESS NUMBER located below.

4.   Follow the simple recorded instructions.                      4.   Follow the simple instructions on the screen.


HOLDER ACCOUNT NUMBER                                              PROXY ACCESS NUMBER

IF YOU VOTE BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL BACK THE PROXY CARD. PROXIES SUBMITTED BY TELEPHONE OR THE INTERNET MUST BE RECEIVED BY 12:00 MIDNIGHT, CENTRAL TIME, ON NOVEMBER 18, 2002.

                              THANK YOU FOR VOTING!

                                     [BACK]



GRUBB & ELLIS COMPANY

[Name and address]


                                                 HOLDER ACCOUNT NUMBER






Use a BLACK pen.  Mark with
An X inside the grey areas                       [ ] Mark this box with an
As shown in this example.  [X]                         X if you have made
                                                       changes to your name
                                                       or address details above.

--------------------------------------------------------------------------------
         ANNUAL MEETING PROXY CARD
--------------------------------------------------------------------------------


A ELECTION OF DIRECTORS PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

1.   The Board of Directors recommends a vote FOR all nominees for Directors.

                                FOR        WITHHOLD                                        FOR      WITHHOLD
01 - R. David Anacker           [ ]          [ ]         05 - Reuben S. Leibowitz          [ ]        [ ]

02 - Anthony G. Antone          [ ]          [ ]         06 - Ian C. Morgan                [ ]        [ ]

03 - Barry M. Barovick          [ ]          [ ]         07 - Steven H. Shepsman           [ ]        [ ]

04 - C. Michael Kojaian         [ ]          [ ]         08 - Todd A. Williams             [ ]        [ ]

2. In accordance with the judgments of
the Proxy Holders upon such other
business as may properly come before the meeting and at any and all adjournments thereof.







B AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.


Please date and sign exactly as your name appears on this Proxy Card. Joint owners should each sign. The full title or capacity of any person signing for a corporation, limited liability company, partnership, trust or estate should be indicated in the space below.

Signature 1 - Please keep signature within the box      Signature 2 - Please keep signature within the box     Date (mm/dd/yyyy)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   /      /
------------------------------------------------------------------------------------------------------------------------------------